UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________________________
Form 8-K
__________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2019

__________________________________
BMC STOCK HOLDINGS, INC.
(Exact Name Of Registrant As Specified In Its Charter)
__________________________________

Delaware (State or other jurisdiction of incorporation)	1-36050 (Commission File Number)	26-4687975 (IRS Employer Identification No.)

8020 Arco Corporate Drive, Suite 400 Raleigh, North Carolina 27617 (Address Of Principal Executive Offices) (Zip Code)

(919) 431-1000 (Registrant’s Telephone Number, Including Area Code)

Not Applicable Former Name or Former Address, if Changed Since Last Report
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 11, 2019, BMC Stock Holdings, Inc. (the “Company”) issued a press release announcing the departure of its Chief Operating Officer, Michael McGaugh, effective March 11, 2019, in connection with its elimination of the Chief Operating Officer position. On March 11, 2019, the Company also agreed to enter into a separation agreement with Mr. McGaugh to be dated as of March 11, 2019 in connection with his departure, which confirms that Mr. McGaugh’s departure will be treated as a termination by the Company without “cause” and that he will receive the severance benefits in connection with a termination without “cause” as provided for in his amended and restated employment agreement dated August 1, 2017, as amended.

Item 7.01. Regulation FD.
A copy of the Company’s press release regarding the matters described above has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release of BMC Stock Holdings, Inc. dated March 11, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC STOCK HOLDINGS, INC.

Date: March 11, 2019	By:	/s/ Timothy Johnson
Timothy Johnson
Executive Vice President, General Counsel & Corporate Secretary